Exhibit 99.1

HUFFY CORPORATION

Corporate Offices

NEWS RELEASE

Contact: Robert W. Lafferty

Vice President - Finance, CFO and Treasurer

(937) 865-5407

HUFFY CORPORATION AND LENDERS

CLOSE ON NEW FINANCING AGREEMENT

- Up to $175,000,000 Of Secured Financing Available

- Term Of New Loan Facility Through June 30, 2001

DAYTON, OHIO, JANUARY 26, 2000 - HUFFY CORPORATION (NYSE-HUF) today announced that it has closed on agreements with its existing lenders and Congress Financial Corporation which together provide the Corporation with approximately $175 million secured financing through June 30, 2001.

Under the terms of the agreements, Congress Financial will provide the Corporation with a revolving credit line of up to $100,000,000, with a portion of the proceeds used to reduce existing loans by approximately $30,000,000.

"Our new level of credit availability exceeds our planned operational and strategic requirements," said Don R. Graber, Chairman, President and CEO. "The loan provisions are built around Huffy's previously developed business plans and represent a very satisfactory solution to our lending requirements," he said.

Huffy Corporation is a leading provider of consumer and retail services, and a leading supplier of bicycles and home basketball equipment.

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The discussion in this press release contains forward-looking statements, including those on the retail marketplace, and is qualified by the cautionary statements contained in the Company's report on Form 8-K, dated March 16, 1999.